Exhibit 21.1

LIST OF SUBSIDIARIES OF PRICESMART, INC.

The following table sets forth a list of the Company's subsidiaries as of August 31, 2006:

Name	Jurisdiction of Incorporation or Organization Ownership	Ownership (As of August 31, 2006)	DBA
Ventures Services, Inc	Delaware	100.0%	PriceSmart
PriceSmart Real Estate, S.A	Panama	100.0%	PriceSmart
PriceSmart Panama, S.A	Panama	100.0%	PriceSmart
PriceSmart (Guatemala), S.A	Guatemala	100.0%	PriceSmart
Gestiones Mercantiles, S.A	Guatemala	100.0%	PriceSmart
PSMT Caribe, Inc	British Virgin Islands	100.0%	PriceSmart
PriceSmart El Salvador, S.A. deC.V	El Salvador	100.0%	PriceSmart
Inmobiliaria PriceSmart El Salvador, S.A. deC.V	El Salvador	100.0%	PriceSmart
Prismar de Costa Rica, S.A	Costa Rica	100.0%	PriceSmart
Pricsmarlandco, S.A	Costa Rica	100.0%	PriceSmart
Promotora PS Escazu, S.A	Costa Rica	100.0%	PriceSmart
Consultant and Development Services, S.A.	Costa Rica	100.0%	PriceSmart
PriceSmart Membership Shopping, S.A	Costa Rica	100.0%	PriceSmart
PriceSmart Honduras, S.A. de C.V	Honduras	100.0%	PriceSmart
PriceSmart Dominicana, S.A	Dominican Republic	100.0%	PriceSmart
Inmobiliaria PriceSmart, S.A	Dominican Republic	100.0%	PriceSmart
PriceSmart Exempt SRL	Barbados	100.0%	PriceSmart
PSMT Trinidad/Tobago Limited	Trinidad/St. Lucia	95.0%	PriceSmart
PriceSmart (Trinidad) Limited	Trinidad	95.0%	PriceSmart
PS Operations, Ltd	Trinidad	95.0%	PriceSmart
PSMT, LLC	U.S. Virgin Islands	100.0%	PriceSmart
PriceSmart Holdings, Inc	St. Lucia	100.0%	PriceSmart
PSMT (Barbados), Inc	Barbados	100.0%	PriceSmart
Island Foods and Distributors, N.V	Aruba	90.0%	PriceSmart
PSMT Guam Inc	Guam	100.0%	PriceSmart
PriceSmart Jamaica (SL), Inc	St. Lucia	100.0%	PriceSmart
PriceSmart (Jamaica) Limited	Jamaica	100.0%	PriceSmart
PriceSmart Realty (Jamaica), Ltd	Jamaica	100.0%	PriceSmart
PSMT Mexico S.A. de C.V	Mexico	50.0%	PriceSmart
PriceSmart Mexico S.A. de C.V	Mexico	50.0%	PriceSmart
Inmobiliaria PriceSmart Mexico S.A. de C.V	Mexico	50.0%	PriceSmart
Servicios Ejecutivos a PriceSmart Mexico S.A. de C.V	Mexico	50.0%	PriceSmart
Servicios a PriceSmart Mexico S.A. de C.V	Mexico	50.0%	PriceSmart
Importadora y Exportadora PriceSmart Mexico S.A. de C.V	Mexico	50.0%	PriceSmart
PS Exportadora Latinoamerica, S.A. de C.V.	Mexico	100.0%	PriceSmart
PSMT Nicaragua (BVI), Inc	British Virgin Islands	51.0%	PriceSmart
PSMT Nicaragua, S.A	Nicaragua	51.0%	PriceSmart
Inmobiliaria PSMT Nicaragua S.A	Nicaragua	51.0%	PriceSmart
PSMT Hong Kong Limited	Hong Kong	100.0%	PriceSmart